Exhibit (a)(1)(iii)(b)

NOTICE OF GUARANTEED DELIVERY

(Not To Be Used For Signature Guarantee)
To Tender American Depositary Shares (“ADSs”)

of

QUILMES INDUSTRIAL (QUINSA), SOCIÉTÉ ANONYME

Pursuant to the Offer Document dated December 28, 2007

THE OFFER AND WITHDRAWAL RIGHTS EXPIRE AT 5:00 P.M.
 NEW YORK CITY TIME,
WHICH IS 11:00 P.M. LUXEMBOURG TIME, ON JANUARY 30, 2008, UNLESS THE OFFER IS EXTENDED.

Capitalized terms used in this Notice of Guaranteed Delivery and not otherwise defined herein shall have the meaning ascribed to them in the Offer Document dated December 28, 2007 (the “Offer Document”).

As set forth in Section 2 of the Offer Document, this form, or a form substantially equivalent to this form, must be used to accept the Offer (as defined below) if: (1) American Depositary Receipts (“ADRs”) evidencing ADSs and all other documents required by the Letter of Transmittal to Tender American Depositary Shares (the “ADS Letter of Transmittal”) cannot be delivered to the ADS Tender Agent or (2) the procedures for book-entry transfer for the tender of ADSs cannot be completed by the Expiration Date (as defined in the Offer Document). This form may be delivered by hand, facsimile transmission or mail to the ADS Tender Agent. See Section 2 of the Offer Document.

The ADS Tender Agent for the Offer is:

THE BANK OF NEW YORK

By Registered, Certified or First Class Mail:	By Hand or Overnight Delivery:	For Notice of Guaranteed Delivery: (for Eligible Institutions Only)
The Bank of New York Tender & Exchange Department P.O. Box 11248 Church Street Station New York, NY 10286-1248	The Bank of New York Tender & Exchange Department 101 Barclay Street, Street Level Receive & Deliver Window New York, NY 10286	By Facsimile Transmission 212-815-6433 To Confirm Facsimile Transmission Only: 212-815-6212

Delivery of this Notice of Guaranteed Delivery to an address other than those shown above or transmission of instructions via a facsimile number other than that listed above does not constitute a valid delivery. Deliveries to the Book-Entry Transfer Facility (as defined in the Offer Document) do not constitute valid delivery to the ADS Tender Agent.

This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on an ADS Letter of Transmittal is required to be guaranteed by an “Eligible Institution” (as defined in the Offer Document) under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the ADS Letter of Transmittal.

THIS NOTICE OF GUARANTEED DELIVERY MAY ONLY BE USED TO ACCEPT THE OFFER IN RELATION TO ADSs IN THE CIRCUMSTANCES SET OUT ABOVE. IT MAY NOT BE USED TO ACCEPT THE OFFER IN RELATION TO CLASS B SHARES.

Ladies and Gentlemen:

The undersigned hereby tenders to Companhia de Bebidas das Américas — AmBev, a Brazilian corporation with registered offices in São Paulo, SP, Brazil (“Purchaser”), upon the terms and subject to the conditions set forth in the Offer Document, receipt of which is hereby acknowledged and the related ADS Letter of Transmittal (which together with the related Letter of Transmittal to Tender Shares and the Offer Document, as they may be amended or supplemented from time to time, constitute the “Offer”) the number (indicated below) of ADSs of Quilmes Industrial (Quinsa), Société Anonyme, a Luxembourg public limited company (“Quinsa” or the “Company”), pursuant to the guaranteed delivery procedure for ADSs set forth in Section 2 of the Offer Document.

NUMBER OF ADSs BEING TENDERED HEREBY:   ADSs

The undersigned hereby tenders ADSs of Quinsa, each of which represents two underlying Class B shares, at the price of $81.25 per ADS. The undersigned acknowledges that each tender of an ADS tendered hereby will be treated by Purchaser as a tender of the two Class B shares underlying such ADS. In the event that at least 5,968,722 Class B shares (including Class B shares held as ADSs) have been tendered and not withdrawn pursuant to this Offer by January 30, 2008, AmBev will increase the price offered for each share to $4.125 per Class A share, $41.25 per Class B share and $82.50 per ADS. If subsequent to an increase in price, tendered shares are withdrawn such that fewer than 5,968,722 shares are tendered and not withdrawn, then AmBev reserves the right to decrease the price to the original price.

ADR Nos. (if available):

If ADSs will be tendered by book-entry transfer:

Name of Tendering Institution:

Account No.   at

The Depository Trust Company

SIGN HERE

Signature(s)

Dated:   , 2008

Name(s) of ADS holder:

(Please Type or Print)

(Address)

(Zip Code)

(Area Code and Telephone No.)

(Taxpayer ID No. or Social Security No.)

GUARANTEE

(Not to be used for signature guarantee)

The undersigned, a firm that is a member of a registered national securities exchange or the National Association of Securities Dealers, Inc., or a commercial bank or trust company having an office, branch or agency in the United States, or that is otherwise an “eligible institution” within the meaning of Rule 17Ad-15 of the Securities Exchange Act of 1934, as amended, guarantees delivery to the ADS Tender Agent of the American Depositary Shares tendered hereby, together with a properly completed and duly executed ADS Letter of Transmittal with any required signature guarantee, unless an Agent’s Message (as defined in the Offer Document) in the case of book-entry transfer is utilized, and any other required documents, all within three (3) New York Stock Exchange, Inc. trading days of the date hereof.

(Name of Firm)

(Authorized Signature)

(Name)

(Address)

(Zip Code)

(Area Code and Telephone No.)

Dated:   , 2008

DO NOT SEND ADRs EVIDENCING ADSs WITH THIS FORM.

YOUR ADRs MUST BE SENT WITH THE ADS LETTER OF TRANSMITTAL.

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